UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

AMERICAN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1400 16th Street, Suite 310 Denver, Colorado 80202 (Address of principal executive offices)	80202 (Zip Code)

Registrant’s telephone number, including area code: (720) 457-6060

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2015, American Midstream GP, LLC (the “Company”), the general partner of American Midstream Partners, LP (the “Partnership”), appointed Lynn L. Bourdon III to serve as its President, Chief Executive Officer and the Chairman of the Board of Directors of the Company (the “Board”), effective as of December 10, 2015. At that time, Stephen W. Bergstrom resigned as President and Chief Executive Officer and as the Executive Chairman of the Board. However, Mr. Bergstrom will continue to serve as a member of Board.
Mr. Bourdon, age 53, most recently served as President and Chief Executive Officer of the general partner of Enable Midstream Partners, LP (“Enable Midstream”). Prior to Enable Midstream, he served as Group Senior Vice President of NGL & Natural Gas Marketing, Petrochemical, Refined Products & Marine Services at Enterprise Products Partners, LP (“Enterprise”). Mr. Bourdon joined Enterprise as Senior Vice President of NGL Supply & Marketing in 2003 and served in various senior management positions during his tenure. Prior to his employment at Enterprise, Mr. Bourdon served as Senior Vice President and Chief Commercial Officer for Orion Refining Corporation. He also held leadership positions at En*Vantage, PG&E Gas Transmission and Valero, and earlier served in various capacities at the Dow Chemical Company. Mr. Bourdon received a Bachelor of Science degree in mechanical engineering from Texas Tech University and an MBA from the University of Houston. The Partnership believes that Mr. Bourdon's experience in the energy industry, connection with the Company and general business knowledge qualifies him to be a member of the Board.
In connection with his appointment as President, Chief Executive Officer and Chairman of the Board, Mr. Bourdon entered into an employment agreement with the Company, effective as of December 10, 2015. Mr. Bourdon’s employment agreement has an initial term thru January 2, 2019, which will be automatically extended for successive one-year terms until either party elects to terminate the agreement by giving written notice at least sixty (60) days prior to the end of the expiration of the initial or extended term, as applicable. Mr. Bourdon’s annual base salary under the employment agreement is $500,000, with a target annual cash bonus opportunity of 100% of his base salary and a payout range of 0% to 150% of his base salary. The employment agreement provides that the base salary may be increased but not decreased. The employment agreement also provides that Mr. Bourdon is eligible to receive annual equity incentive awards under the Company’s long-term incentive plan.
The employment agreement provides for the payment of severance benefits following certain terminations of employment by the Company or the termination of employment by Mr. Bourdon for “Good Reason” (as defined in the employment agreement). If Mr. Bourdon’s employment is terminated by the Company other than for “Cause” (as defined in the employment agreement) or other than on Mr. Bourdon’s death or disability, or if Mr. Bourdon’s employment terminates for Good Reason, Mr. Bourdon will receive a cash amount equal to his annual base salary in effect on the date of termination plus the amount of his current year annual cash bonus for the year of termination at the target calculated as if all goals for a target bonus have been achieved (the “Severance Amount”). In these circumstances, Mr. Bourdon would also receive certain medical premium reimbursements and accelerated or continued vesting of certain equity incentive awards. The severance benefits contained in his employment agreement are conditioned on Mr. Bourdon executing a release of claims in favor of the Company and its affiliates, including the Partnership. In the event that such a termination of his employment occurs within two years after a Change in Control (as defined in the employment agreement), Mr. Bourdon may be entitled to receive two times the Severance Amount.

The employment agreement provides that for a period of twelve months following a termination of employment by Mr. Bourdon for Good Reason (or nine months following a termination of employment by the Company or Mr. Bourdon due to the Company’s non-renewal of the employment agreement or a termination of employment by the Company without Cause), Mr. Bourdon will be subject to a non-competition covenant. Furthermore, if the Company elects to pay Mr. Bourdon a cash amount equal to half of the Severance Amount following a termination of Mr. Bourdon’s employment by the Company for Cause or by Mr. Bourdon without Good Reason, then Mr. Bourdon will be subject to a six month non-competition covenant. Mr. Bourdon is also subject to a non-solicitation covenant for a period of twelve months following the termination of his employment.
In conjunction with the execution of Mr. Bourdon’s employment agreement, the Board approved a grant of 200,000 phantom units to Mr. Bourdon under the Company’s long-term incentive plan (the “Initial Phantom Unit Grant”) and the grant of an option to purchase 200,000 common units of the Partnership at an exercise price per unit equal to $7.50 (the “Option Grant”). The Initial Phantom Unit grant contains distribution equivalent rights based on the extent to which the Partnership’s Series A Preferred Unitholders receive distributions in cash and will vest in one lump sum installment on the three year anniversary of the date of grant, subject to acceleration in certain circumstances. The Option Grant will vest in one lump sum installment on January 1, 2019, subject to acceleration in certain circumstances, and will expire on March 15 of the calendar year following the calendar year in which it vests.
The description of the employment agreement, the Initial Phantom Unit Grant and the Option Grant contained in this Item 5.02 is qualified in its entirety by reference to the full text of the employment agreement and the award agreements for the Initial Phantom Unit Grant and the Option Grant, which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, hereto and are incorporated herein by reference.
Item 8.01. Other Events.

On December 14, 2015, the Partnership issued a press release announcing Mr. Bourdon’s appointment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. See “Index to Exhibits” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP By: American Midstream GP, LLC, its General Partner
	By:	/s/ Daniel C. Campbell
	Name:	Daniel C. Campbell
	Title:	Senior Vice President and Chief Financial Officer
Date: December 14, 2015

Exhibit Index

Exhibit Number	Description
10.1	Employment Agreement, dated December 10, 2015, by and between American Midstream GP, LLC and Lynn L. Bourdon III.
10.2	Phantom Unit Award Agreement, dated December 10, 2015, by and between American Midstream GP, LLC and Lynn L. Bourdon III.
10.3	Unit Purchase Option Grant Agreement, dated December 10, 2015, by and between American Midstream GP, LLC and Lynn L. Bourdon III.
99.1	American Midstream Partners, LP press release dated December 14, 2015